UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2007
Commission File Number: 1-5273-1
Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216

(State of other jurisdiction Employer of incorporation)	(IRS Identification No.)

650 Fifth Avenue, New York, New York	10019-6108

(Address of principal executive offices)	(Zip Code)
(212) 757- 3300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

ITEM 5.03
AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS;
CHANGE IN FISCAL YEAR
(a) On November 15, 2007, the Board of Directors of Sterling Bancorp (the “Corporation”) amended Article V of the Corporation’s By-Laws to provide that the Board may designate one or more classes of the Corporation’s shares that may be issued as uncertificated shares as well as certificated shares. The Board also adopted a resolution designating the Corporation’s common shares, $1.00 par value, as the sole class that may be issued as uncertificated shares as well as certificated shares. The By-Laws amendment and related designating resolution were adopted to comply with the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange to be eligible for participation in the “Direct Registration System” for publicly traded securities operated by The Depository Trust Company. A complete copy of the Corporation’s By-Laws, as amended, is set forth in Exhibit 3(ii) to this current report on Form 8-K.
ITEM 8.01
OTHER EVENTS
On November 15, 2007, the Company announced the declaration of a cash dividend of $0.19 per common share payable on December 31, 2007 to shareholders of record on December 15, 2007.
ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibit
3(ii)     By-Laws of Sterling Bancorp as amended through November 15, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	November 19, 2007

BY:	/s/ JOHN W. TIETJEN

JOHN W. TIETJEN
Executive Vice President
and Chief Financial Officer